UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 7, 2017

Stanley Furniture Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware	No. 0-14938	54-1272589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 North Hamilton Street, No. 200 High Point, North Carolina	27260
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 884-7700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company.   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, on November 20, 2017, Stanley Furniture Company, Inc. (the “Company”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) to sell substantially all of its assets (the “Asset Sale”) to Churchill Downs LLC (“Buyer”). On December 7, 2017, the Company entered into a letter of consent (the “Consent”) with Wells Fargo Bank, National Association (“Wells Fargo”), the lender under the Company’s current revolving credit facility, pursuant to which Wells Fargo has consented to, and waived any events of default relating to, the Company’s entry into the Asset Purchase Agreement. The Consent does not constitute (i) a consent to the Asset Sale to the extent the Asset Sale is prohibited by the terms of the credit facility or (ii) a release of Wells Fargo’s liens and security interests on the Company’s assets. However, Wells Fargo acknowledges in the Consent that the Company may close the Asset Sale if, prior to or concurrently with such closing, the Company terminates the credit facility in accordance with its terms and complies with all requirements of the credit facility necessary to cause Wells Fargo to release its security interest in the assets of the Company. Wells Fargo has further agreed in the Consent to require up to three business days’ notice of the termination of the credit facility instead of the thirty days currently required.

Wells Fargo has also agreed in the Consent, subject to the outcome of required background checks, to consent to Matthew Smith’s replacement of Glenn Prillaman as the Company’s Chief Executive Officer on an interim basis. Should Mr. Smith not pass the required background checks, Wells Fargo shall notify the Company of that fact and the Company shall appoint a replacement for Mr. Smith by March 1, 2018 with any failure to do so constituting an “event of default” under the Company’s credit facility. The resignation of Mr. Prillaman and the appointment of Mr. Smith to serve as interim Chief Executive Officer are discussed in greater detail below.

Pursuant to the terms of the Consent, the Company’s borrowing capacity under its existing revolving credit facility has been limited to $2 million (including the amount of any letters of credit) until February 28, 2018. The Consent also provides for the following events to constitute additional “events of default” under the Company’s credit facility: (i) any default by the Company in the payment or performance of any obligation, or the occurrence of any defined event of default, under the terms of the Asset Purchase Agreement which, in either case, is not cured after the lapse of any applicable cure period provided in the Asset Purchase Agreement; (ii) the termination of the Asset Purchase Agreement by any party thereto; or (iii) a failure to close the Asset Sale as contemplated by the Asset Purchase Agreement on or prior to February 28, 2018.

A copy of the Consent is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

The discussion of the Share Purchase Agreement in Item 5.02 below, together with the copy of the Share Purchase Agreement filed as Exhibit 10.4 hereto, is incorporated herein by reference.

The discussion of the Engagement Letter in Item 5.02 below, together with the copy of the Engagement Letter filed as Exhibit 10.3 hereto, is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 7, 2017, Glenn Prillaman resigned as President and Chief Executive Officer of the Company and as a member of the Company’s board of directors (the “Board”) pursuant to a separation agreement entered into by Mr. Prillaman with the Company (the “Separation Agreement”). The Separation Agreement provides for a severance payment of $255,000 to be made to Mr. Prillaman within two business days of the effective date of his resignation and for the immediate vesting of the 491,607 shares of unvested restricted stock held by Mr. Prillaman. The Separation Agreement further provides for Mr. Prillaman to receive an additional payment of $510,000 within two business days of either the Asset Sale closing or the Asset Purchase Agreement being terminated; provided, however, that, in any event, the $510,000 lump sum payment shall be made no later than six months following the effective date of Mr. Prillaman’s resignation. The Separation Agreement includes a general release of claims by Mr. Prillaman in favor of the Company, its affiliates and current and former officers and directors and certain other parties. Mr. Prillaman has also acknowledged in the Separation Agreement that he remains bound by certain provisions of his employment agreement, including the non-interference covenant, non-solicitation of employees covenant (as revised and restated in the Separation Agreement) and confidentiality covenant, each of which covenants will also be enforceable by Buyer after the closing of the Asset Sale or by an alternative buyer if the Asset Purchase Agreement is terminated and the Company closes an alternative sale transaction in 2018.

A copy of the Separation Agreement is filed as Exhibit 10.2 hereto and is incorporated herein by reference.

Also effective December 7, 2017, the Board appointed Matthew Smith (46) to serve as interim Chief Executive Officer of the Company until his successor is appointed and qualified or until his earlier removal or resignation. Mr. Smith currently serves as a managing director of The Finley Group, Inc. (the “Finley Group”), which provides advisory services to corporate executives, boards of directors, financial institutions, lawyers and private equity sponsors. Mr. Smith joined the Finley Group in 2002 and has served as a managing director for more than the past five years. Since joining the Finley Group, Mr. Smith has provided advisory services to clients in a wide variety of industries, including the manufacturing, distribution, retail, and furniture industries, and has taken interim management positions with a number of clients. Mr. Smith will receive no direct compensation from the Company for his service as interim Chief Executive Officer. The Finley Group will be compensated for Mr. Smith’s service as interim Chief Executive Officer pursuant to the terms of an engagement letter (the “Engagement Letter”) between the Company and the Finley Group, which generally provides for, among other things, a daily billing rate of $3,000 for Mr. Smith’s services as an interim officer of the Company with a weekly cap of $15,000 as agreed to by the parties. The Company will also reimburse the Finley Group for actual out-of-pocket expenses incurred in connection with the engagement. The Company previously paid a retainer in the amount of $20,000 to the Finley Group pursuant to the terms of the Engagement Letter. The engagement may be terminated at any time by either the Company or the Finley Group upon written notice to the other party.

As previously reported, Mr. Putnam was appointed to the Board in January 2016 pursuant to the terms of an agreement (the “2016 Agreement”) between the Company, Hale Partnership Fund, LP (the “Hale Fund”) and Talanta Fund, L.P. (“Talanta Fund”). On December 8, 2017, the Hale Fund, Talanta Fund and certain other parties entered into a share purchase agreement (the “Share Purchase Agreement”) providing for the sale of the 740,896 shares of Company common stock held by Talanta Fund to the Hale Fund (the “Share Purchase”). The Company joined the Share Purchase Agreement for certain limited purposes, including to acknowledge that Talanta Fund and certain related parties (including Mr. Putnam) shall have no further obligations under the 2016 Agreement. Talanta Fund and certain related parties (including Mr. Putnam) have acknowledged in the Share Purchase Agreement that they will cease to have any rights under the 2016 Agreement, with the exception of Mr. Putnam’s right to all benefits, including with respect to compensation, expense reimbursements and indemnity provisions, as are provided to other members of the Board. The Board has approved, for purposes of Section 203 of the Delaware General Corporation Law, the Share Purchase.

Mr. Putnam and Mr. Haley have informed the Company that they plan to resign as members of the Board. Mr. Putnam’s resignation will, under the terms of the Share Purchase Agreement, be effective upon the closing of the Share Purchase. Mr. Haley’s resignation will be effective concurrently with Mr. Putnam’s resignation. All shares of restricted stock held by Messrs. Putnam and Haley will vest on the date of each director’s resignation pursuant to action taken by the Board’s Compensation and Benefits Committee. Under the terms of the Share Purchase Agreement, the Company has acknowledged the right of the Hale Fund to recommend a successor to Mr. Putnam to serve on the Board as provided in the 2016 Agreement.

The Board voted to decrease the number of directors serving on the Board by one effective upon Mr. Prillaman’s resignation.

Item 8.01     Other Events.

On December 8, 2017, the Company issued a press release announcing the resignations of Messrs. Prillaman, Putnam and Haley and the appointment of Mr. Smith to serve as interim Chief Executive Officer. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Additional Information and Where to Find It

In connection with the proposed Asset Sale, the Company intends to file with the SEC and furnish to the Company’s stockholders a proxy statement, in both preliminary and definitive form, and other relevant documents pertaining to the proposed transaction. Stockholders of the Company are urged to read the definitive proxy statement and other relevant documents carefully and in their entirety when they become available because they will contain important information about the proposed Asset Sale. Stockholders of the Company may obtain the proxy statement and other relevant documents filed with the SEC (once they are available) free of charge at the SEC’s website at www.sec.gov or by directing a request to Stanley Furniture Company, Inc., 200 North Hamilton Street, No. 200, High Point, North Carolina 27260, Attn: Anita W. Wimmer.

Participants in the Solicitation

The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed Asset Sale. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed transaction will be set forth in the proxy statement and the other relevant documents to be filed by the Company with the SEC. You can find information about the Company’s executive officers and directors in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as amended, and in its definitive proxy statement filed with the SEC on Schedule 14A on April 13, 2017.

Item 9.01          Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Consent Agreement, dated December 7, 2017, between Stanley Furniture Company, Inc. and Wells Fargo Bank, National Association

10.2	Separation Agreement by and between Glenn Prillaman and Stanley Furniture Company, Inc.

10.3	Engagement Letter, effective October 23, 2017, between Stanley Furniture Company, Inc. and The Finley Group, Inc.

10.4

Share Purchase Agreement, dated as of December 8, 2017, between Hale Partnership Fund, L.P., Talanta Fund, L.P. and the other entities and natural persons party thereto, including, for limited purposes, Stanley Furniture Company, Inc.

99.1	Press release dated December 8, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

STANLEY FURNITURE COMPANY, INC.

Date: December 8, 2017	By: /s/ Anita W. Wimmer
Anita W. Wimmer
Vice President – Finance/Corporate Controller
(Principal Financial and Accounting Officer)